CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement of Datalink Systems Corporation (the "Company") on Form S-8 of our report dated May 12, 1995, appearing in the Annual Report on Form 10-KSB of the Company for the year ended March 31, 1996.


                              /s/ Doran Peck, C.P.A., P.C.
                              DORAN PECK, C.P.A., P.C.
Denver, Colorado
October 28, 1996